UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 16, 2025

Abpro Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41224	87-1013956
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Summit Drive Burlington, MA	01803
(Address of principal executive offices)	(Zip Code)

1-800-396-5890

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Shares of Common Stock, par value $0.0001 per share	ABP	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	ABPWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 16, 2025, Abpro Holdings, Inc. (the “Company”) filed with the Delaware Secretary of State a Certificate of Amendment to the Certificate of Incorporation of the Company (the “Certificate of Amendment”), which will become effective at 5:01 p.m. on October 31, 2025 (the “Effective Time”), to effect a one-for-thirty (1:30) reverse stock split (the “Reverse Stock Split”), of the shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). The Reverse Stock Split was approved by the Company’s stockholders at the 2025 annual meeting of the stockholders on October 10, 2025.

As a result of the Reverse Stock Split, every 30 shares of issued and outstanding Common Stock will be automatically combined into one (1) issued and outstanding share of Common Stock, without any change in the par value per share. No fractional shares will be issued as a result of the Reverse Stock Split. Instead, stockholders who otherwise would have been entitled to receive fractional shares because they held a number of shares not evenly divisible by the Reverse Stock Split ratio will be entitled to receive an additional fraction of a share of Common Stock to round up to the next whole share.

Following the Reverse Stock Split, the number of shares of Common Stock outstanding will be proportionally reduced from 81,150,000 shares to approximately 2,705,000 shares. The shares of Common Stock underlying the Company’s outstanding stock options and warrants will be similarly adjusted along with corresponding adjustments to their exercise prices.

The Company’s transfer agent, Continental Stock Transfer & Trust Company, is the exchange agent for the Reverse Stock Split and will correspond with stockholders of record regarding the Reverse Stock Split. Stockholders owning shares via a broker or other nominee will have their positions automatically adjusted to reflect the Reverse Stock Split.

The Common Stock will begin trading on a reverse stock split-adjusted basis upon market open on November 3, 2025. The ticker symbol for the Common Stock will remain “ABP.” The new CUSIP number for the Common Stock following the Reverse Stock Split will be 000847202.

The forgoing description of the Certificate of Amendment does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the Certificate of Amendment, which is attached as Exhibit 3.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on October 16, 2025.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABPRO HOLDINGS, INC.

	By:	/s/ Miles Suk
	Name:	Miles Suk
	Title:	Chief Executive Officer

Dated: October 22, 2025

2